                                  EXHIBIT 23.1

               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANT

      We consent to the incorporation by reference in Post-Effective Amendment No. 1 to: (a) registration statement on Form S-8 (1986 Directors Stock Option
Plan) (File No. 333 - 14304); (b) registration statement on Form S-8 (1986 Key Executive Stock Option Plan) (File No. 333-14302); (c) registration statement on Form S-8 (1994 Key Executive Incentive Stock Option Plan) (File No. 333-14300); and (d) registration statement on Form S-8 (1994 Directors Stock Option
Plan)(File No. 333-14298) of Franklin Bancorp, Inc. of our report dated January 23, 2004, on our audits of the consolidated financial statements of Franklin Bancorp, Inc. as of December 31, 2003 and December 31, 2002 and for the years ended December 31, 2003, 2002 and 2001, which report is included in the Annual Report on Form 10-K.


/s/ Grant Thornton LLP

Southfield, Michigan

March 30, 2004


                                       51